                                                                    Exhibit 10.4

                                   L E A S E
                                   ---------


          LEASE, made the _______ day of April , 1998, between BARTON KENT LLC, a Connecticut limited liability company with an address of P.O. Box 97, West Cornwall, CT 06796, its successors and assigns (hereinafter called Landlord) and CYBERIAN OUTPOST, INC., a Connecticut Corporation with an address of 27 North Main Street, Kent CT, 06757 (hereinafter collectively called Tenant).

                              W I T N E S E T H:
                              -----------------

ARTICLE I - DEMISED PREMISES

      1.1 That in consideration of the rents and covenants herein provided and contained on the part of the Tenant to be paid, performed and observed, the Landlord does hereby demise and lease unto the Tenant:

      1.1.2 A two-story building containing approximately 18,000 square feet subject to the issuance of the necessary land use approvals and building permits, to be constructed on a lot as more particularly described as Tract Two on Exhibit A ("Lot") which building shall be referred to herein as "Bldg. B".

      1.1.3  Bldg. B and said Lot shall be collectively referred to as the
      "Demised Premises").   Said Demised Premises is shown on the Site Plan
      attached hereto as Exhibit B and made a part hereof. Demised Premises may also include basement space for storage and equipment at no additional rental cost to Tenant.

      1.1.4 Tenant Construction Escrow Condition. It shall be a condition of this Lease that Tenant shall pay an escrow of $100,000 ("Construction Escrow") to Landlord upon signing of this Lease for the purpose of providing good faith evidence of Tenant's intention for Landlord to construct Bldg. B under the terms hereof and of Tenant to carry out Tenant's Work as provided for herein. During Tenant's Work such escrow shall be paid to Tenant as Tenant's Work (Schedule D) progresses so that 1/3 of the escrow is released to Tenant at time the Kent Building Official inspects and approves the rough electric, 1/3 is released to Tenant when drywall is ready for paint (and inspected and approved by building official to the extent required by building official) and the final 1/3 is released when the Certificate of Occupancy is issued by the Kent Building Official. The Landlord shall credit the any earnest deposit previously paid by Tenant to the Construction Escrow. Secor, Cassidy & McPartland, PC ("SCM") shall act as escrow agent for the Construction Escrow and under the terms of this Lease and shall deposit the Construction Escrow in an interest bearing account with interest payable to Tenant. The Parties hereby consent to the appointment of SCM and to the terms of the escrow set forth at Exhibit G hereto.

      1.2  Landlord's Construction- Landlord's Expense.  Subject to the
           -------------------------------------------
terms hereof, the Landlord, at its own expense, shall complete work in the construction of Bldg. B in accordance with the renderings, plans and specifications attached hereto as Exhibit C, which renderings, plans and specifications are hereby approved by the Tenant. Such construction enumerated in Exhibit C is hereinafter referred to as "Landlord's Work".

      1.3  Tenant's Construction- Tenant's Expense.  Any work in or upon
           ---------------------------------------
Bldg. B in addition to the items of Landlord's Work (Exhibits C) shall be "Tenant's Work" and shall be performed in accordance with Exhibit D, by Tenant at its expense. Tenant shall coordinate Tenant's Work with Landlord's contractor and, in the event of any problems with such coordination, Landlord's contractor's reasonable decision regarding said problems shall control. Tenant shall provide Landlord with fully completed mechanics' lien waiver forms for all Tenant's Work as Tenant's Work progresses so that no mechanics or materialmen's lien shall be filed against the property. Tenant shall be responsible for defending and bonding off, within 30 days of filing, any lien so filed and shall hold Landlord harmless for any costs incurred by Landlord, including reasonable attorney fees, relating to any such lien.

      1.4  Ready for Delivery Defined.  The parties agree that the Demised
           --------------------------
Premises shall be considered "Ready for Delivery" and "Ready for Delivery" is hereby defined as the date which is ten (10) days after the date that the building under construction is water tight (meaning the building has doors, windows, roof and tyvak or similar protective covering) at which point Tenant's Work may commence. Tenant shall complete rough electric in no more than 30 days from Ready for Delivery date.
Following Tenant's completion of rough electric and building official's approval of same, Landlord will complete Landlord's Work concurrent with the Tenant's completion of remaining Tenant's Work.

      1.5  Two-year Commitment for North Building at 27 North Main Street,
           --------------------------------------------------------------
Kent, CT.  It is a condition of this lease that Tenant will lease and timely pay
---------
rent for Units 3A, 3B, 7B, 8, 9A and 9B of the North building at 27 North Main Street, Kent, Connecticut, for at least two years after the commencement of this lease and if Tenant fails to pay such rent within 10 days of due date for any reason during the two years (providing that three times during any 12 month period of such two year period, Landlord will be required to give notice of such nonpayment and Tenant's payment shall be deemed timely if made within seven days of such notice), the base rent for the Demised Premises shall be increased to $12 per square foot or $18,000 per month until the commencement of year three
(3) of this Lease, when base rent shall return to the amount set forth in
Article III of this Lease.

      1.6  Rent Due Landlord After Assignment or Sublet.  If there is any
           --------------------------------------------
assignment of this Lease by Tenant or a subletting of the whole of the Demised Premises by Tenant at a rent which, in either case, exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Demised Premises by Tenant at a rent in excess of the subleased portion's pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of each installment of any such excess rent, the full amount of any such excess rent net of all reasonable, typical and actual costs and expenses associated with such assignment or sublet. The provisions of this Section shall apply to each and every assignment of the Lease and each and every subletting of all or a portion of the Demised Premises, whether to a subsidiary or controlling corporation or any other person, firm or entity, in each case on the terms and conditions set forth herein. Each request by Tenant for permission to assign this Lease, or to sublet the whole or any part of the Demised Premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee, or sublessee. For the purposes of this Section 1.6, the term "rent" shall mean all base rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Demised Premises.

      1.8  Affect of Sale of Tenant's Business.  Unless otherwise previously
           -----------------------------------
consented to in writing by Landlord, which consent shall be at Landlord's absolute discretion, if substantially all the assets, the stock and or the business of Tenant is sold or transferred to any person or entity including, without limitation, sister company(ies), subsidiaries or parent companies of Tenant, this Lease and all the terms hereof shall be automatically assumed by any purchaser, transferee or successor, whether such purchase or transfer is prior to or after the construction of Bldg. B.

ARTICLE II - TERM OF LEASE AND OPTION TO RENEW

      2.1 Initial Term. The term of this Lease shall commence on the date of signing this Lease by all parties (Lease Commencement Date) and expiring 7 years from the Rent Commencement Date as defined below.

      2.2  Commencement of Rent   Monthly rent payments shall commence on
           --------------------
the first day of the month following the issuance of a Certificate of Occupancy or 4 months after the date that the Bldg. B is Ready for Delivery whichever is earlier ("Rent Commencement Date"). Subject to the terms hereof, Landlord agrees to proceed expeditiously with such construction and to use its best good faith efforts to deliver the Demised Premises to the Tenant for occupancy by September 30, 1998. Provided, however, that Landlord shall be in no way liable to tenant for damages of any nature for failure to delivery occupancy by said date. Tenant's only remedy for Landlord's failure to deliver occupancy by said date, or any written, signed extension of said date, or within a reasonable time thereafter shall be the right to terminate this Lease.

      2.3  Addendum and Renewal. The parties agree to execute an addendum
           --------------------
to this Lease upon the Rent Commencement Date indicating the Rent Commencement Date, the date the original term ends, the commencement and ending date of each Renewal Term and the rent for each year as computed under this Lease. Provided that Tenant shall not be in default under the Lease and provided Tenant shall have well and faithfully performed in a timely manner all of the terms, covenants, and conditions on Tenant's part to be performed under the Lease, the Tenant shall have the option to renew its Lease for one additional seven (7 ) year period ("Renewal Term") upon the same terms and conditions, except for the basic annual rent which shall be computed as set forth in Article III herein. Tenant shall exercise said renewal by giving the Landlord notice of its intention to do so by certified mail, return receipt requested, no later than six (6) months prior to the end of the original term of the lease. The date of the commencement of the Renewal Term shall be the day after the expiration of the initial term of the Lease. Time shall be of the essence with respect to such renewal notice.

ARTICLE III - RENT AND SECURITY DEPOSIT

      3.1  Base Rent.  Tenant agrees to pay to Landlord at the offices of
           ---------
the Landlord, or at such other place designated by Landlord, without any prior demand therefor, and without any deduction or set-off whatsoever, an annual rental during the term of this Lease and any Renewal Term as follows:

           3.1.1 Base Rent. Subject to the provisions of Section 1.5, during the first twenty-four (24) months of the lease term an annual triple net base rent of $11.00 per square foot based upon 18,000 square feet (on two floors) payable in equal monthly installments of $16,500 in advance, on the first day of each month during said period; thereafter, annual triple net base rent for each succeeding twelve (12) month period for the remainder of the term shall be as follows:

           3rd, 4th and 5th year $18,000 per month or $12 per square feet for 18,000 sq.ft.

           6th year $ 19,500 per month or $13 per square feet for 18,000 sq.
           ft.

           7th year $ 21,000 per month or $14 per square feet for 18,000 sq.
           ft.

18,000 square feet shall be used to determine the rent but may not be the actual finished square footage of Bldg. B. Furthermore, the 18,000 square feet figure does not include any usable basement area which shall be included in the Lease without additional rent.

           3.1.2 The rent during the Renewal Term shall be adjusted as follows: During the first twelve (12) months of the Renewal Term, an annual base rent shall be calculated as follows: For the first year of the renewal term (commencing the day after expiration), the rent shall be $270,000 based upon $15 per square foot for said stipulated 18,000 square feet, payable in equal monthly installments of $22,500, in advance, on the first day of each month during said term. On the anniversary date of each year of the Renewal Term, the rent shall increase by $.50 per said 18,000 square feet over the base rent for the previous twelve (12) months.

      3.2  Pro-Rata Initial Rent Payment.  In addition to the above rent,
           -----------------------------
the Tenant shall pay, during the period from date of the issuance of a Certificate of Occupancy, or four (4) months after the date that the Bldg. B is Ready for Delivery, whichever is earlier, to the Rent Commencement Date a per diem rent equal to 1/30th the monthly Base and additional rent due and owing for the first month of the lease term for every day during such period.

      3.3  Triple Net.  The annual base rent as set forth above, shall be
           ----------
absolutely net to Landlord during the original term and during the Renewal Term, and all costs, expenses and obligations of any nature whatsoever relating to the Demised Premises or any improvements thereon which may arise or become due during the term and Renewal Term of the Lease, shall be paid by Tenant, even if they are not expressly set out as Tenant's obligations in subsequent sections of this Lease.

      3.4  Additional Rent.  The Tenant shall pay as additional rent any
           ---------------
money other than Base Rent required to be paid by Tenant under this Lease, whether or not the same be designated "additional rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

      3.5  Late Payment Penalty and Interest.  If Tenant shall fail to pay,
           ---------------------------------
when the same is due and payable or within the ten (10) days thereafter, any rent or any additional rent, or any amounts or charges of the character described in Article III hereof, Tenant shall pay to Landlord a late charge equal to five percent (5%) of any such late payment and shall pay interest on the unpaid balance at the rate of twelve percent (12%) per annum from the date the charges became due until it is paid in full.

      3.6. At Rent Commencement Date, Tenant shall deposit with Landlord a Security Deposit in the amount of $16,500 as security for the performance of Tenant's obligation under this lease and any renewals and extensions of this Lease. Landlord shall have a right to apply any part or all of said security deposit to remedy any default by Tenant hereunder, after any applicable notice and cure period, including but not limited to, payment of any rent, additional rent, holdover rent, repair of all damage to the Demised Premises caused by Tenant, or any of its agent, employees, invitees or licensees. If Landlord applies any part of said security deposit to remedy any default of Tenant, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the terms of this Lease.

Landlord shall not be required to keep the security deposit separate from its own funds and tenant will not be entitled to interest on the security deposit. If Tenant pays the rent including additional rent and performs all of its other obligations under this Lease (including renewals and extensions) Landlord will return the unused portion of the Security Deposit to Tenant within 60 days after the end of the term, as extended; however, if Landlord has evidence that the security deposit has been assigned to an assignee of the lease, Landlord will return the deposit to the assignee. Landlord may deliver the security deposit to a purchaser of the Demised Premises and be discharged from further liability with respect to it.

ARTICLE IV - REPAIRS, MAINTENANCE, LANDLORD CONTROL AND ALTERATIONS

      4.1  Repairs and Maintenance ("R and M") by Tenant.  Tenant shall be
           ---------------------------------------------
solely responsible for internal and external repair and maintenance of the Demised Premises, including without limitation, the heating, ventilating, air conditioning, mechanical, electrical, elevator, and plumbing systems, structural roof, walls, roof, and exterior walls and the fixtures and appurtenances of the Demised Premises and the related parking areas and facilities, access roads, driveways, retaining walls, sidewalks, walkways, loading docks, delivery and pick-up areas, landscaped areas, exterior lighting facilities, comfort stations
and public washrooms, (if any).   Such Repairs and maintenance shall be as and
when needed to preserve them in good working order and condition and regardless of whether the repairs, restorations and replacements are ordinary or extraordinary, foreseeable or unforeseeable, capital or noncapital, or the fault or not the fault of the tenant, its agents, employees, invitees, visitors, or contractors. Tenant shall be responsible for all such costs which are collectively referred to herein as "R and M". Except as otherwise set forth in this agreement, no costs or expenses in connection with the original construction of the Demised Premises or any of the construction of new structures or buildings as part of the Demised Premises shall be included in R and M. But repaving of Parking Areas and other replacements of improvements in external areas so as to maintain them in good repair shall be considered R and
M. The responsibilities under this section shall be subject to Landlord's one year warranty for Landlord's Work. Any warranties beyond one year period received by Landlord for Landlord's work shall be transferred to Tenant.

      R and M shall include all costs and expenses of every kind and nature in operating, policing, protecting, securing, managing, equipping, lighting, repairing, providing general signage, repaving, replacing, and maintaining the Demised Premises including, but not limited to, the cost and expenses of:

           4.1.1 Operating, maintaining, repairing, lighting, cleaning, sweeping, painting, resurfacing and striping of and removing snow, ice and debris and removing garbage and trash from the Demised Premises;

           4.1.2 Exterior maintenance, replanting and replacing of flowers, shrubbery, plants, trees and other landscaping, and all water used to irrigate and water flowers, shrubbery, plants, trees and other landscaping located in or on the Demised Premises;

           4.1.3   Maintenance of smoke detectors and fire protection;

           4.1.4 The cost of recorded music, electricity, and other utilities used with respect to the Demised Premises and public areas including, but not limited to, electricity for lighting the parking facilities, loading areas, and entrance/exit areas;

           4.1.5 Personnel or services, including, without limitation, security and maintenance;

           4.2  Failure of Tenant to Properly Maintain. In the event that Tenant
                --------------------------------------
does not adequately maintain the Demised Premises or any part thereof, as determined in the reasonable discretion of the Landlord, after notice to Tenant and a right to cure within 30 days after such notice Landlord may take over the maintenance, in part or in full, and charge tenant for such services. (However, if Tenant initiates such cure within said 30 days and is diligently proceeding to complete the cure, but due to the nature of the problem the work cannot be completed within such 30 day period, Tenant shall have such additional time as is necessary up to a maximum of 90 days. However, such 90 day period shall be extended for force majeure. In such case, Tenant shall pay Landlord's management fees in an amount equal to five percent (5%) of the gross annual rent from Tenant. Furthermore, Landlord may cause any or all maintenance services for the Demised Premises to be provided by an independent contractor or contractors or other parties. Tenant shall pay to Landlord, as Additional Rent, R and M costs incurred by Landlord for each calendar year. The additional rent provided to be paid by Tenant in this Section shall be a monthly charge equal to one-twelfth (1/12th) of Landlord's estimate of the total R and M as determined for each lease year adopted by Landlord for such purpose, and shall be payable in equal monthly installments in advance on the first of each month without any prior demand therefor from Landlord and without any deduction or set-off whatsoever. This Additional Rent for R and M shall be due and payable five (5) business days from receipt of a bill. As soon as reasonably possible following the end of each calendar year, Landlord shall furnish Tenant a statement covering such calendar year just expired in reasonable detail (with copies of invoices and proof of payment upon request of Tenant), showing the R and M for such lease year and the payments made by Tenant with respect to such lease year as set forth above. If R and M is less than Tenant's payments so made, Landlord shall refund the difference to Tenant within thirty (30) days after Tenant's receipt of such statement. If R and M, however, is greater than Tenant's payments, Tenant shall pay Landlord the difference as Additional Rent within thirty (30) days after receipt of such statement.

           4.3  Repair of Damage. The Tenant also agrees, at its own expense,
                ----------------
to immediately repair any damages to the Demised Premises caused by the operation of its business on or about the Demised Premises, including, without limitation, any damage to the parking areas caused by the operation (including without limitation, the driving, loading or unloading) of delivery vans, trucks, carts or vehicles of any sort servicing Tenant's business or the Demised Premises. Failure to repair same within thirty (30) days after notice from Landlord will permit Landlord to remedy the damage and to demand immediate payment from Tenant for the cost of said remediation. If Tenant does not pay Landlord within thirty (30) days of receipt of the notice of such demand, Landlord may deduct the reasonable cost of such remediation from Tenant's Security Deposit and demand immediate replacement of the Security Deposit up to the original amount posted. Failure to restore Security Deposit upon thirty (30) days' notice after such demand shall be a default under this Lease and Landlord shall have all the default remedies set forth in this Lease.

           4.4  Landlord Control.  Landlord may, at any time and from time to
                ----------------
time: Upon ten (10) days prior notice, close all or any portion of the parking and access areas to the Demised Premises to make repairs or changes or to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or of the accrual of any rights to any person or to the public therein; close temporarily any or all portions of the said areas to discourage non-tenant parking; and do and perform such other acts in and to said areas as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their employees, agents and invitees. Any such closings and improvements by Landlord shall not unreasonably interfere with Tenant's business or reduce the available parking on the Demised Premises by more than 15 spaces closed on such temporary basis.

                4.4.1 No motor vehicle may be stored in the Demised Premises. Any vehicle relating to Tenant's business parked in one customer parking space for more than ten (10) continuous business days shall be deemed "stored" and shall be towed by Tenant at its expense or if not so towed may be towed by Landlord at Tenant's expense.

                4.4.2 No inoperable motor vehicle, unregistered motor vehicle, parts of any motor vehicle, or any other related item, material, or substance shall be stored or located in the Demised Premises. Neither Tenant nor its employees nor any other person may work on or repair any car or other vehicle in the Demised Premises, including the parking areas, and/or on adjacent streets. With consent of Tenant, Landlord may designate space provided for employee or Tenant parking as public parking at specific times.

           4.5  Alteration, Improvements, Changes and Additions by Landlord.
                -----------------------------------------------------------

                4.5.1  By Tenant and Reservations to Landlord . Landlord
                       --------------------------------------
reserves the right to construct other buildings and improvements in the Demised Premises from time to time, to make alterations thereof or additions thereto, to build additional stories thereon, to build adjoining same, to construct additional elevated and/or other parking facilities, and to demolish, alter, renovate, make additions to any buildings and improvements located on the Demised Premises. Tenant shall be permitted to rearrange and renovate interior fit-ups in the core of the building which were installed as part of Tenant's Work (Schedule D) providing such work does not alter or damage the shell and portion of the building constructed by Landlord (Schedule C). In such case, Tenant shall provide prior notice to Landlord of all such alterations. Any such remodeling, requested or desired by Tenant, other than Landlord's Work, shall be at Tenant's sole expense. All such work by Tenant shall be done with due diligence, in a good and workmanlike manner, and in compliance with the laws, ordinances, orders rules, regulations, certificates of occupancy or other governmental requirements; Tenant shall provide Landlord with absolute mechanic's lien waiver for all work performed by Tenant, or its agents, contractors and subcontractors and shall keep the Demised Premises free of all liens. If any such mechanic's or materialmen's liens are filed, Tenant shall bond off those liens within 30 days of filing and shall hold Landlord harmless for all costs, including reasonable attorney's fees, actually and reasonably incurred by Landlord with respect to such liens.

           4.5.2  By Landlord to Comply with Laws  Tenant agrees that Landlord
                  -------------------------------
shall at all times have the right and privilege of making changes, alterations, rearrangements, additions which are a result of any federal, state or local environmental protection or other law, rule, regulation, guideline or order. Nothing described in Exhibit A or B shall limit or prevent Landlord from effecting any changes or alteration to the Demised Premises as described in this Section. Notwithstanding anything set forth above to the contrary, the Landlord shall not make any changes to the Demised Premises which would materially interfere with the Tenant's operation of its business in the Demised Premises.

           4.5.3.  Removal at End of Term All alterations, additions, fixtures
                   ----------------------
and improvement, permanent in character, made in or upon the Demised Premises by Tenant, will remain on the Demised Premises without compensation to the Tenant; provided, tenant shall be entitled to remove by the last day of the term, its furnishings, equipment, machinery, and trade fixtures. Tenant will remove the trade fixtures, equipment, machinery and furnishings at Tenant's sole cost and except to the extent expressly waived or requested by Landlord in writing, will restore the Demised Premises to the condition in which it was in before installation of such trade fixtures, equipment, machinery and furnishings, reasonable wear and tear excepted. If Tenant fails to remove such items by the last day of the term, Tenant waives is right to remove same and Landlord may remove and dispose of same without complaint by Tenant and Tenant shall pay all costs reasonably incurred by such removal and disposal.

ARTICLE V - REAL ESTATE TAXES

      5.1 Tenant shall pay as Additional Rent to the Landlord all the real estate taxes against and attributable to the Demised Premises including Building B and Tract Two as described on Exhibit A.

           5.1.1 Tenant shall also pay all taxes assessed on improvements made in or about the Demised Premises by Landlord and Tenant.

           5.1.2. Tenant shall pay to Landlord monthly, on the first day of each month during the term of this Lease and any extension thereof, an amount equal to 1/12th of its share of the real estate taxes as provided above. Landlord shall hold said funds for the benefit of the Tenant and use them to pay such taxes as they fall due. If said funds are insufficient to pay the taxes when due, the Landlord shall bill the Tenant for the difference and Tenant shall make payment to Landlord within fifteen (15) days after receipt of said bill. If said funds are in excess of the taxes due, then Landlord shall return the unused portion of said funds to the Tenant within thirty (30) days after the taxes become due, except that if the Tenant is in default in the payment of rent as provided for herein, Landlord may apply said unused funds to the payment of said rent. Tax bills shall be supplied to Tenant when available from Town and shall be sufficient evidence of the amount of such taxes and shall be used for the calculation of the amount to be paid by the Tenant. Landlord shall provide Tenant with copy of paid tax bills or other proof of such payment. "Real Estate Taxes" shall mean all taxes or assessments and governmental charges whether federal, state, county, or municipal which are levied or charged against real estate or rent, or on the right or privilege of leasing real estate or collecting rent and any other taxes and assessments attributable to the Demised Premises or its operation, excluding federal, state or other income taxes, and federal and/or state succession or inheritance taxes.

           If any payment for taxes shall be due for any tax year in which said Lease shall be in force and effect for less than a full tax year, such payment shall be prorated so the amount payable by Tenant shall be based on the actual number of months that said Lease shall be in force and effect during such tax year.

ARTICLE VI - COMPLIANCE WITH ENVIRONMENTAL LAWS, FIRE CODES, AND OTHER LAWS

      6.1  Laws in General.  The Tenant, at its sole expense, shall comply
           ---------------
with all laws, orders, and regulations of federal, state, and municipal authorities, and with any direction of any public officer, pursuant to law, which shall impose any duty upon the Landlord or the Tenant with respect to the Demised Premises, including, but not limited to, such as relate to the venting of noxious odors and fumes, cleanliness, safety, occupation and use of said premises and the nature, character and manner of operation of the business conducted in or at the Demised Premises. The Tenant, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease, or for the making of repairs, alterations, improvements, or additions, and the Landlord, where necessary, will join the Tenant in applying for all such permits or licenses.

      6.2  Environmental Laws - Landlord.  Landlord represents, that except
           -----------------------------
as specifically disclosed to Tenant, that as of the date hereof, the Landlord and the Demised Premises are not in violation of any local, state or federal law or regulation concerning the handling and disposal of oil, petroleum products, hazardous substances, and/or hazardous waste or concerning any air, water or noise pollution.

      6.3  Environmental Laws - Tenant.  Tenant shall comply with all local,
           ---------------------------
state and federal laws and regulations concerning the generation, handling, transportation, and disposal of oil, petroleum products, hazardous waste, hazardous substances, special waste, toxic or hazardous material, and/or biochemical waste and air, water and noise pollution (all as defined under federal or Connecticut laws and regulations).

           6.3.1 If Tenant intends to generate, produce, store, or create, on the Demised Premises, any oil or petroleum product, anti-freeze or any chemical defined as hazardous waste, hazardous substance, special waste, toxic or hazardous material, and/or biochemical waste by the Department of Environmental Protection of the State of Connecticut
           (DEP), or by the Environmental Protection Agency of the Federal Government (EPA), it must submit a plan to said agency or agencies and to the Landlord, prior to occupancy, for the safe handling, storage and use and removal of any such substance. If a permit is required by the DEP or EPA for the generation, use, storage, transportation, and/or removal of such substance, Tenant must obtain and maintain such permit throughout tenancy and shall submit a copy to Landlord prior to occupancy and provide renewals, amendments, cancellations to Landlord during the term of this Lease.

           6.3.2  If there is a "spill" of any substance set forth in
           Section 6.2 and 6.3 above and such spill is caused by Tenant, its agents, employees, or invitees or is related to Tenant's, its agents, employees, or invitees' use of the Demised Premises, such "spill" shall be immediately reported by Tenant to the local fire marshall, to the DEP, to the EPA if required, and to the Landlord. Tenant shall take immediate remedial action to contain and clean up such "spill" and shall be solely responsible for all costs of remedial action including, but not limited to, the cost of professional environmental studies and reports, damages to any person or entity, attorneys' fees, clean up, soil removal, monitoring costs, fines and penalties.

           6.3.3 If Tenant does not take immediate remedial action to contain and clean up such "spill", or if Landlord is ordered by the fire marshall, DEP or EPA to take remedial action to contain and clean up such "spill", and after notice to Tenant, Landlord may take all necessary remedial action to contain and clean up such spill, Tenant shall reimburse Landlord for all costs of such remedial action, including, but not limited to, the cost of professional environmental studies, damages to any person or entity, attorneys' fees, soil removal, clean up, monitoring costs, fines and penalties, and interest from the date Landlord incurs each expense until such expense is paid by Tenant at the rate of twelve percent (12%) per annum.

           6.3.4 At the conclusion of the term of this Lease or any modifications, renewals, or extensions thereof, or upon Tenant's sale of its business to a third party, or upon Landlord's mortgaging of the Demised Premises from time to time, or upon Landlord's sale of the Demised Premises to a third party, Tenant shall submit a Negative Declaration and a Certification to Landlord pursuant to the provisions of Connecticut Public Act No. 87-475 or any successor statute. Said Declaration and Certification shall state that there has been no discharge, spillage, uncontrolled loss, seepage or filtration of hazardous waste, toxic waste and/or biochemical waste on the Demised Premises or the grounds, or that any such discharge, spillage, uncontrolled loss, seepage or filtration has been cleaned and removed in accordance with procedures approved by the Commissioner of Environmental Protection of the State of Connecticut or determined by him to pose no threat to human health or safety or the environment which would warrant containment and removal or other mitigation measures, and that any hazardous waste, toxic or hazardous material, and/or biochemical waste which remains on site is being managed in accordance with Chapters 445 and 446k of the Connecticut General Statutes and regulations adopted thereunder, and in accordance with any other State or Federal law or regulation which shall then be applicable. Failure or inability of the Tenant to provide said Declaration and Certification, or the presence of any waste on the Demised Premises contravened by said Declaration and Certification shall entitle the

               Landlord to recover damages from the Tenant on the basis of strict liability, without regard to fault, for all clean up and removal costs and direct and indirect damages arising therefrom, including reasonable attorney's fees incurred in the enforcement of this Article.

      6.4  Fire Code.  The Landlord represents that, without reference to
           ---------
Tenant's use or Tenant's Work, the Demised Premises is in conformance with applicable fire codes or will be in conformance with applicable fire codes on the date that Tenant takes occupancy. Tenant will comply with all applicable fire and building codes in the construction of Tenant's Work and in Tenant's use of the Demised Premises. If, because of the nature of Tenant's operations, the Landlord is required by the fire codes to make modifications or additions to the fire protection or smoke detection system, fire walls, exits, fire escapes or any other fire prevention system, then Tenant agrees to pay for any such modification or addition as additional rent, payable in full upon completion of such modifications and/or additions.

      6.5  Compliance with Laws and Codes.  Tenant shall comply with all
           ------------------------------
local, state and federal laws and regulations. If Tenant does not so comply after notice and reasonable time to cure, said failure shall be a default under this Lease and Landlord shall have all the default remedies hereunder for which it is entitled. Landlord represents that, upon occupancy by the Tenant for office space, the Demised Premises will be in compliance with the applicable zoning regulations and that such use is a permitted use subject to the terms of the Special Permit issued by the Kent Planning and Zoning Commission for such office use; Landlord will obtain all required permits and approvals except as required for Tenants Work, which shall be the responsibility of the Tenant.

ARTICLE VII - USE OF DEMISED PREMISES

      7.1  Use of Demised Premises.  Tenant covenants and agrees that
           -----------------------
throughout the term of this Lease, including any Renewal Term, the Demised Premises shall only be used for and as offices under the terms of the Special Permit issued for such offices by the Town of Kent Planning and Zoning Commission and for no other purpose.

      7.2  Rules and Regulations.  Tenant covenants and agrees that
           ---------------------
throughout the term of this Lease and any extension or renewal thereof:

               7.2.1  It will not overload, damage or deface the Demised
               Premises;

               7.2.2 It will comply with the rules and regulations set forth in Exhibit E attached hereto relative to the operation and use of the Demised Premises and with such rules and regulations established by Landlord from time to time with respect thereto;

               7.2.3 It will vent all noxious and hazardous odors and fumes from its operations, maintain humidity controls, maintain noise levels, and provide safe procedures for the handling and storage of chemicals and other hazardous materials in such a manner so as not to affect or interfere with occupants of other properties adjacent to or within close proximity of the building, and in such a manner so as not to cause damage to the building, the building lot upon which the building is located, and neighboring properties. Tenant shall present plans and specifications for the installation of any vents to Landlord for its written approval prior to installation. If the Tenant fails to comply with this provision, the Landlord may install said ventilation or other controls and charge the Tenant the reasonable costs thereof which the Tenant agrees to pay as additional rent, or at the Landlord's election, the Landlord may terminate this Lease upon thirty (30) days written notice to the Tenant.

               7.2.4 It will place all of its rubbish and waste only in dumpsters provided by Tenant, approved by Landlord and in the area designated by the Landlord; Tenant shall be responsible for the actual costs of removal and/or provision for dumpsters. Tenant will be responsible daily policing and clean-up of all rubbish, waste, and litter deposited by Tenant, its agents, employees, or customers on the Demised Premises so that its business does not present an untidy public appearance. If Tenant fails to provide such adequate daily policing and clean-up, Landlord, at its option, may bill Tenant as Additional Rent the extra costs relating to such policing and clean-up. Tenant shall provide, at Tenant's expense, sufficient and appropriately placed waste receptacles for use by its employees and customers, which receptacles shall be preapproved by Landlord as to type and location and Tenant shall be solely responsible for disposal of contents so that there is no unsightly accumulation of trash in the Demised Premises.

               7.2.5 It will not place or suffer to be placed or maintained on any exterior door, wall or window of the Demised Premises, any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Demised Premises without first obtaining Landlord's written approval, which approval shall not be unreasonable withheld. Tenant further agrees to maintain in good condition and repair at all times such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved. Any of said items so installed without such written approval and consent or which are not maintained in good condition and repair may be removed by Landlord at Tenant's expense. Landlord will require signs to be as uniform as possible for the entire Demised Premises. All signage must comply with local zoning regulations and must be as approved by the Commission.

ARTICLE VIII - MANNER AND HOURS OF OPERATION

Intentionally Blank.
--------------------

ARTICLE IX - MAINTENANCE, REPAIRS, AND ALTERATIONS

      9.1  Tenant Alterations.  Tenant may make alterations or improvements
           ------------------
in and to the Demised Premises, at its own cost, as set forth in Exhibit D and as it may deem desirable for its use thereof, except no alteration shall be made that modifies the basic building structure, systems or utilities without the written approval of Landlord, which approval shall not be unreasonably withheld. All repairs and alterations shall be of quality at least equal to the original construction. At the termination of this Lease, except for casualty losses insured against, or losses occasioned by floods, earthquakes, wars, acts of God, or other losses over which Tenant has no control, Tenant shall deliver the Demised Premises to Landlord in good condition and repair, allowance being made for ordinary wear, tear and obsolescence. Tenant shall be responsible for any damage to the Demised Premises as a result of removal of Tenant's sign. In addition, all of said alterations or improvements (except Tenant's trade fixtures and subject to the terms of Section 4.5.3) shall remain the property of Landlord. However, should the Landlord elect that such alterations or improvements be removed by Tenant, then Tenant agrees to remove same at Tenant's sole expense and to restore the Demised Premises to the condition it was in at the commencement of this Lease. If Tenant shall fail to remove same, then Landlord shall cause same to be removed and Tenant agrees to reimburse the Landlord for the actual cost of such removal, together with any and all damages which Landlord may suffer by reason of Tenant's failure to remove same.

      9.2  Maintenance and Repair.  The Tenant agrees to maintain and repair
           -----------------------
the interior of the Demised Premises, including but not limited to, the interior walls and partitions, and all of the mechanical systems including the furnace, plumbing and electrical system. Tenant shall also maintain and repair both the interior and exterior of all windows and doors, including overhead doors, located within the Demised Premises. Tenant shall provide and maintain an adequate number of fire extinguishers and smoke alarms in the Demised Premises in order to comply with local fire codes. Tenant, at its sole expense, will, throughout the term of this Lease, obtain and keep in force a maintenance contract with a service company acceptable to Landlord to regularly inspect and perform maintenance services to the heating, ventilating and air-conditioning system serving the Demised Premises. Tenant shall furnish Landlord with a copy of said maintenance contract, and of renewals or replacements thereof. If Tenant does not timely provide such contract(s) or renewal(s), Landlord shall obtain same and the cost shall be charged to the Tenant as Additional Rent.

      9.3  Glass. The Tenant further covenants and agrees to promptly
           ------
replace all broken glass on the Demised Premises during the term of this Lease or any month-to-month extension thereof at its own expense, and Tenant shall carry plate glass insurance naming Landlord as additional insureds. Tenant further agrees to clean all glass on the interior and exterior of the Demised Premises with reasonable frequency so as to provide a reasonably clean appearance.

9.4 Exterior Structural Repair. Landlord shall be responsible only for exterior structural repair of the foundation unless such repairs are due to the negligence of the Tenant or its agents, servants, employees, invitees, or customers. All other structural repairs shall be the sole responsibility of Tenant.

ARTICLE X - UTILITIES

      10.1  Utility Charges. Tenant agrees to pay all charges for
            ---------------
electricity, gas, fuel oil, water, telephone and fire service line charges for fire protection including sprinkler protection and monitoring, if applicable, and any other utilities used by the Demised Premises, whether or not the services are billed directly to Tenant. If possible, separate meters or submeters for gas, electricity and water shall be provided and installed by Landlord.

      10.2  Temperature.  Tenant shall maintain a temperature within the
            -----------
entire Demised Premises of at least 50 degrees Fahrenheit in order to prevent freezing of pipes and plumbing located therein.

      10.3  No Liability of Landlord.  Landlord shall not be liable in
            ------------------------
damages or otherwise for any failure to furnish or interruption of the services of heat or any utility consumed or used in the Demised Premises, providing that such failure is beyond the reasonable control of Landlord and not due to Landlord's negligence.

ARTICLE XI - INDEMNITY AND INSURANCE

      11.1   Tenant to Provide Insurance.  Tenant covenants and agrees that
             ---------------------------
it will obtain and maintain during the term of this Lease, at its own expense, "all-Risk" coverage insurance naming the Landlord and the Tenant as insured as their interest may appear. The amount of the insurance will be designated by Landlord no more frequently than once every twelve (12) months, will be set forth on an "agreed amount endorsement" to the policy of insurance, will not be less than the agreed value of the buildings and improvements, and will be subject to arbitration if Landlord and Tenant do not agree with regard to such value. The initial agreed upon value will be $1,500,000.00. Tenant shall also obtain and maintain general comprehensive public liability insurance (commercial general liability insurance) with responsible companies qualified to do business in Connecticut which shall insure Landlord and all persons in privity with Landlord, as well as Tenant, against all claims for injuries to persons or for death occurring in or about the Demised Premises, in the amount of at least Two Million Dollars ($2,000,000.00), and against all claims for damages to or loss of property occurring in or about the Demised Premises in the amount of at least One Million Dollars ($1,000,000.00). Tenant shall also provide the following:

               11.3.1  Insurance of Tenant Improvements.  Tenant agrees that it
                       ---------------------------------
               will, at its own cost and expense, keep its own Tenant improvements, including those listed on Schedule C, fixtures, and office equipment adequately insured during the term hereof against all loss and casualty, with the usual extended coverage endorsements.

               11.3.2  Worker's Compensation.  Tenant shall also maintain
                       ----------------------
               worker's compensation insurance.

               11.3.3  Builder's Risk Insurance.   Tenant shall also maintain
                       ------------------------
               adequate Builder's Risk insurance during Tenant's Work (Schedule
               D).

               11.3.4  Certificates of Insurance and Notices.  Tenant agrees to
                       -------------------------------------
               furnish Landlord and Premises owner with policies or certificates of the insurance described herein prior to the commencement of the term hereof and each renewal policy or certificate thereof at least ten (10) days prior to the expiration of the policy it renews. Each such policy shall provide that the policy may not be materially modified or cancelled with respect to the Landlord's and Premises owner's interest without at least thirty (30) days' prior written notice to the Landlord and Premises owner; all such insurance policies shall name Landlord as an additional insured. All insurance policies will be promptly provided to Landlord and shall contain typical provisions considering the type of insurance, quality and type of building and use of the Demised Premises.

      11.2 Control.  Tenant covenants and agrees to assume exclusive
           -------
control of the Demised Premises, and all tort liabilities incident to the control or leasing thereof, and to save Landlord harmless from all claims or damages arising on account of any injury or damage to any person or property on said Demised Premises, or otherwise resulting from the use and maintenance and occupancy of the Demised Premises or of any thing or facility kept or used thereon, unless such injury or damage is caused by Landlord's negligence or breach of its obligations hereunder; further, Tenant shall save Landlord harmless from any liability on account of any accident or injury to Tenant, or to any of Tenant's servants, employees, agents, visitors, customers, or licensees, or to any person or persons in or about the said Demised Premises.
In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay on demand all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

      11.3  Limited Liability of Landlord.  Landlord shall not be liable for
            -----------------------------
any damage to the Demised Premises, or to any property of the Tenant or of any other person thereon, from water, rain, snow, ice, sewage, toxic substances or waste, steam, gas or electricity which may leak into or issue or flow from any part of the Demised Premises, or from the bursting, breaking, obstruction, leaking or any defect of any of the pipes or plumbing, appliances, or from electric wiring or other fixtures in or on the Demised Premises or any part thereof, or from the street or subsurface, except such damage or injury as may be caused by the negligent act or omission on the part of the Landlord, its agents, servants or employees.

      11.4  Insured Losses.  Landlord and Tenant each hereby waive such
            --------------
causes of action either may have or acquire against the other which are occasioned by the negligence of either of them or their employees or agents resulting in the destruction of or damage to real or personal property belonging to the other and located on the Demised Premises which are caused by fire and/or the hazards insured against in an extended coverage endorsement to a standard fire insurance policy approved in the State of Connecticut. Each party to this agreement further agrees to cause any insurance policy covering destruction of or damage to such real or personal property from fire and/or the hazards covered under the aforementioned extended coverage endorsement to contain a waiver of subrogation clause or endorsement under which the insurance company waives its right of subrogation against either party to this agreement in case of destruction of or damage to the aforementioned real or personal property of either such party.

ARTICLE XII - SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES

      12.1  Subordination.  Tenant agrees that this Lease is subject and
            -------------
subordinate to any easements relating to the real property of which the Demised Premises is a part, and to the lien of any mortgage granted by Landlord which is now on or which at any time may be made a lien upon the real property of which the Demised Premises is a part. This subordination provision shall be self-operative and no further instrument of subordination shall be required. Tenant agrees to execute and deliver promptly, upon request, such further instrument or instruments confirming such subordinations as shall be desired by Landlord or by any easement holder, proposed easement holder, mortgagee or proposed mortgagee; and Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument or instruments. Landlord will provide non-disturbance and attornment agreements from such mortgagees.

      12.2  Attornment.  In the event any proceedings are brought for
            ----------
foreclosure of any mortgage deed to secure debt given by Landlord and/or Demised Premises owner and covering the Demised Premises, Tenant shall attorn to the foreclosing mortgagee or purchaser upon any such foreclosure and recognize such purchaser or mortgagee as the owner and landlord under this Lease, provided such owner, as landlord, shall recognize Tenant's rights to continue to occupy the Demised Premises and exercise and enjoy all of its rights hereunder so long as Tenant complies with the terms and provisions of this Lease and further provided any such purchaser or mortgagee shall be deemed to assume and agree to perform the duties of the Landlord hereunder providing said purchaser or mortgagee shall not be required to cure the defaults, if any, of Landlord.

      12.3  Estoppel Certificates.  Tenant agrees, at any time and from time
            ---------------------
to time upon not less than ten (10) days' prior written notice by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing (i) certifying that this Lease has not been modified and is in full force and effect (or, if there have been modifications, the specific terms of same), (ii) stating the dates to which the annual rent and Additional Rent have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement, or condition contained in this Lease, and, if so, specifying each such default, and (iv) stating the name and address to which notice to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by an owner of the Demised Premises, any mortgagee of the real property of which the Demised Premises is a part, or any prospective assignee of any such mortgagee.

      12.4. No liens by Tenant.  Tenant shall not mortgage or permit a lien
            ------------------
on its leasehold interest.

ARTICLE XIII - DAMAGE BY FIRE OR OTHER CASUALTY

      13.1  General.  In the event the Demised Premises shall be damaged or
            -------
destroyed by reason of fire or any other cause, Tenant will immediately notify Landlord and: a) to the extent such destruction or damage relates to Tenant's Work (Schedule D) or alterations of same, Tenant will promptly repair or rebuild the building at Tenant's expense, and b) to the extent such destruction or damage relates to Landlord's Work (Schedule C) or alterations of same, Landlord will promptly repair or rebuild the building at Landlord's expense; such reconstruction and repair shall make the building at least equal in value to the building existing immediately prior to the occurrence and as nearly similar to it in character as is practicable and reasonable. Landlord and Tenant will apply and make available the net proceeds of any fire or other casualty insurance, after deduction of any costs of collection, including attorneys' fees, for repairing or rebuilding as the same progresses. All such payments shall be subject to the interests of any of Landlord's mortgagees and loss payees with respect to the property and improvements. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. If the proceeds of insurance are paid to the holder of any mortgage or Landlords interest in the Demised Premises, Landlord will make available net proceeds of the insurance in accordance with the provision of this Section. Before beginning repairs or rebuilding, or letting any contracts in connection with repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for the repairs or rebuilding of Tenant's Work. Promptly after receiving Landlord's approval of those plans and specifications, Landlord and Tenant will begin the repairs or rebuilding and will prosecute the repairs or rebuilding to completion with diligence, subject however to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Landlord and Tenant's reasonable control. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Demised Premises are reoccupied for any purpose. The repairs or rebuilding will be completed free and clear of mechanics' or other liens, and in accordance with the building codes and all applicable laws, ordinance, regulations, or orders of the State, the Town of Kent, or other applicable authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body and any liability insurance company insuring Landlord against liability for accidents related to the Demised Premises. The provisions of this Paragraph 13.1 are subject to the terms of Paragraph 13.5 below.

      13.2  Landlord's inspection.  During the progress of the repairs or
            ---------------------
rebuilding, Landlord and its architects and engineers may from time to time inspect the building and will be furnished, if required by them, with copies of plans, drawings and specifications relating to the repairs or rebuilding.
Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects an designers may examine them at all reasonable times. If, during repairs and rebuilding, Landlord and its architects and engineers determine that the repairs and rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims the repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of that notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance according to this Lease will be applicable to any repairs or building under this Article.

      13.3  Landlord's Cost. The charges of any architect or engineer of
            ---------------
Landlord employed to pass upon any plans and specifications and to supervise and approve any construction or for any services rendered by the architect or engineer to Landlord as contemplated by any of the provision of this Lease, will be paid to tenant as a cost of the repair or rebuilding. The fees of such architect or engineer will be those customarily paid for comparable services.

      13.4.  No Rent Abatement.  Monthly rent and additional rent will not
             ------------------
abate pending the repairs or rebuilding except to the extent to which Landlord receives a net sum as proceeds of any rent insurance.

      13.5. Damage During Last Two Years of Lease.  If at any time during
            -------------------------------------
the last two years of the term (or any renewal term) the building is so damaged by fire or otherwise that the cost of restoration exceeds fifty percent (50%) of the replacement value of the building (exclusive of foundations) immediately prior to the damage, either Landlord or Tenant, may within thirty (30) days after such damage, given notice of its election to terminate this Lease and, subject to the further provisions of this Section, this Lease will case on the tenth (10th) day after the delivery of that notice. Monthly rent will be apportioned and paid to the time of termination. If this Lease is so terminated, Tenant will have no obligation to repair or rebuild, and the entire insurance proceeds will belong to the Landlord.

ARTICLE XIV - EMINENT DOMAIN

      14.1  Whole Premises.  In the event that the whole of Demised Premises
            --------------
shall be taken under the power of eminent domain, this Lease shall thereupon terminate as of the date possession shall be so taken.

      14.2  Portion of Premises.  In the event that a portion of the floor
            -------------------
area of the Demised Premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant's business notwithstanding Tenant's performance or restoration as hereinafter provided, this

Lease shall thereupon terminate as of the date possession of said portion is taken. In the event of any taking under the power of eminent domain which does not terminate this Lease as aforesaid, all of the provisions of this Lease shall remain in full force and effect, except that the Base rent shall be reduced in the same proportion that the amount of floor area of the Demised Premises taken bears to the total floor area of the Demised Premises immediately prior to such taking, and Landlord shall at Landlord's own cost and expense, restore such part of the Demised Premises as is not taken to as near its former condition as the circumstances will permit and Tenant shall do likewise with respect to all exterior signs, trade fixtures, equipment, furniture, furnishings and other installations of Tenant.

      14.3. Damages.  All damages awarded for any such taking under the
            --------
power of eminent domain, whether for the whole or a part of the Demised Premises, shall belong to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or for the fee of the Demised Premises, provided, however, that Landlord shall not be entitled to any award made to Tenant for loss of or damage to Tenant's trade fixtures and removable personal property or for damages to improvements made by Tenant with approval of Landlord during the term of this Lease and any extension thereof or for damages for cessation or interruption of Tenant's business.

      14.4. Rent Paid in Advance.  If this Lease is terminated as provided
            --------------------
in this Article, all rent shall be paid up to the date that possession is taken by public authority, and Landlord shall make an equitable refund of any rent paid by Tenant in advance and not yet earned.

      14.5  Voluntary Sales.  A voluntary sale by Landlord to any public or
            ---------------
quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain for the purpose of this Article.

ARTICLE XV - DEFAULT OF THE TENANT OR LANDLORD

      15.1  Tenant Default.  If Tenant: a) is in default in payment of rents
            --------------
for a period of ten (10) days, or (b) if Tenant shall default in the performance or observance of any other of the covenants, agreements, terms, provisions or conditions contained herein and on its part to be performed or observed and such default continues for thirty (30) days after written notice from the Landlord specifying such default and after exhaustion of any applicable cure periods and Tenant is not diligently prosecuting the cure thereof, or (c) if any assignment shall be made by Tenant for the benefit of creditors, or Tenant becomes involved in any proceedings as a debtor under the bankruptcy laws of the United States in effect at the time of default, or (d) if Tenant's leasehold interest shall be taken on execution, then and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any other breach of covenant, immediately or at any time thereafter and without prior demand or statutory notice to quit, commence an action of summary process to evict Tenant from the Demised Premises, without prejudice to any remedies which might otherwise be used for arrearages of rent or any other breaches of covenant. Notwithstanding the above, once during any 12 month interval, if Tenant does not pay monthly rent within such ten (10) day period, Landlord shall provide notice thereof and Tenant shall be permitted to cure such nonpayment default within seven (7) days of such notice. Tenant hereby waives the statutory notice to quit, and Tenant covenants and agrees that in the case of such termination, or termination under statute by reason of default on Tenant's part, Tenant will, at the election of the Landlord:

               15.1.1 Pay to Landlord in equal monthly installments, in advance, sums equal to the aggregate rent herein provided for or, if the Demised Premises have been relet, sums equal to the excess of the aggregate rent herein provided for over the sums actually received by Landlord.; or

               15.1.2 Indemnify Landlord against loss of the aggregate rent herein provided for from the time of such termination or from the time to which installments of liquidated damages shall have been paid to the expiration of the term hereof as above set forth.

               For the purpose of this Article, the phrase "aggregate rent", as used herein, shall include the annual base rent and all Additional Rents and charges payable hereunder, including interest, if any, and reasonable attorneys' fees incurred by Landlord in enforcing its rights hereunder. In the event of a default by the Tenant as above provided, if Landlord shall elect not to terminate this Lease, it may relet the Demised Premises or any part or parts thereof, either in the name of

               Landlord or Tenant, for a term or terms which may, at Landlord's option, extend beyond the balance of the term of this Lease, and Tenant agrees that in the event of such reletting Tenant shall pay Landlord any deficiency between the aggregate rent hereby reserved and covenanted to be paid and the net amount of the rents collected on such reletting, as well as any expense incurred by Landlord in such reletting including, but not limited to, attorney's fees, broker's fees and expenses of remodeling and putting the Demised Premises in good order and preparing the same for re-letting. Such deficiency shall be paid in monthly installments upon statements rendered by the Landlord to the Tenant.

      15.2  Rights cumulative.  Any and all rights and remedies which
            -----------------
Landlord may have under this Lease and at law and in equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time or independently.

      15.3  Landlord Default.  Landlord shall not be deemed in default in
            ----------------
the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty
(30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default.

      15.4  Cost of Enforcement.  Tenant agrees that Tenant shall be
            -------------------
responsible for all reasonable costs and attorneys' fees incurred by Landlord in enforcing any provision of this Lease.

      15.5  Jury Trial Waiver.  Tenant and Landlord hereby waive trial by
            -----------------
jury on any and all claims arising out of this Lease.

ARTICLE XVI - HOLDING OVER

      16.1  General. If Tenant holds possession of the Demised Premises
            -------
after the Expiration Date or any other termination of this Lease, Landlord shall have the option, exercisable in writing thirty (30) days after the date of termination as aforesaid, to treat Tenant as a Tenant at Sufferance, or as a tenant by the month. If Landlord fails to make such election, then the Tenant shall be deemed a tenant by the month, commencing with the first day after the termination of the Lease at 1.5 times the monthly base rent paid during the last month of the expired term together with Additional Rents and shall occupy subject to all other terms of this Lease, including the provision of this Section. Said holdover term shall terminate upon thirty (30) days' notice from one party to the other. Nothing contained herein shall be construed as a consent by Landlord to the occupancy or possession of the Demised Premises by Tenant after the termination of the Lease, and Landlord, upon said termination, if Landlord elects to treat Tenant as a Tenant at sufferance, shall be entitled to the benefit of all public, general or public laws relating to the speedy recovery of the possession of land and tenements held over by Tenant, whether now or hereafter in farce and effect.

ARTICLE XVII - MISCELLANEOUS PROVISIONS

      17.1  Waiver.  Failure of Landlord to  notify Tenant of any act or
            ------
omission on the part of the Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder. No waiver by Landlord at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by Tenant shall require Landlord's consent or approval, Landlord's consent to or approval of such action on any one occasion shall not be deemed a consent to or an approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be deemed to be anything but payment on account; the acceptance by Landlord of a check for a lesser amount than due with an endorsement or statement thereon or upon a letter accompanying said check that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to receive the balance due or pursue any other remedy. Any and all rights and remedies which Landlord may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate, and cumulative and shall not be deemed inconsistent with each other and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

      17.2  Partial Invalidity.  If any term, covenant, or condition of this
            ------------------
Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      17.3  Recording.  A Notice of this Lease may be recorded in the Town
            ---------
Clerk's Office in the Town of Kent, State of Connecticut, in accordance with the requirements of the applicable laws of the State of Connecticut relating to leases. In the event this Lease is terminated, cancelled, released or assigned before the expiration of the term, the Landlord and Tenant shall, upon the request of either party, execute and deliver a written instrument in form for recording setting forth such termination, cancellation, release or assignment. The parties agree at the appropriate time to execute and deliver an instrument in recordable form evidencing the commencement date of the term hereunder.

      17.4  Covenant of Landlord.  Upon payment by the Tenant of the rents
            --------------------
herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Demised Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through, or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

      17.5  Use of "Landlord" and "Tenant".  All the provisions hereof are
            ------------------------------
to be construed as covenants and agreements as though the words imparting such covenants and agreements were used in each separate provision and Section hereof. The words "Landlord" and "Tenant" and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or admits, the persons named herein as Landlord and Tenant, respectively, and their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. It is agreed that the agreements and conditions in this Lease contained on the part of Tenant to be performed and observed shall be binding upon Tenant and its successors and assigns and shall inure to the benefit of Landlord and its successors and assigns; and the agreements and conditions in this Lease contained on the part of the Landlord to be performed and observed shall be binding upon Landlord and its successors and assigns and shall inure to the benefit of Tenant and its successors and assigns. Tenant agrees that at all times on and after the Commencement Date of this Lease the sole liability for performance of all Landlord's obligations hereunder shall be that of the Landlord.

      17.6  Entire Agreement.  This instrument contains the entire and only
            ----------------
agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing subscribed by both parties.

      17.7  Notices.  All notices and other communications authorized or
            -------
required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid. The same shall be mailed to Tenant at the Demised Premises or to such other person or at such other address as Tenant may hereafter designate by written notice to Landlord; and the same shall be mailed to Landlord at:

               Barton Kent LLC
               P.O. Box 97
               West Cornwall, CT 06796
               Attn:  Russell or Dale Barton

with a copy to:

               Gail E. McTaggart
               Secor, Cassidy & McPartland, P.C.
               P. O. Box 2818
               Waterbury, CT 06723

or to such other person or at such other address as Landlord may hereafter designate by written notice to Tenant.

          CYBERIAN OUTPOST, INC.
          P.O. Box 636
          Kent, Conn.

          Attention: Mr. Darryl Peck


with a copy to:

          Robert E. Paul, Esq.
          Riemer & Braunstein
          Counsellors At Law
          Three Center Plaza
          Boston, Mass. 02108

          17.8  Access.  Landlord shall have the right to enter the Demised
                ------
Premises during Tenant's business hours upon reasonable notice to Tenant for the purpose of showing the Demised Premises to a prospective purchaser or tenant or to make repairs, or to remove any alteration, improvement or sign which is in violation of the provisions of this Lease. Such entry, to the extent possible, shall be accomplished with minimal interference with Tenant's business. In case of emergency, Landlord shall have the right to immediately enter the Demised Premises without prior notice. Tenant shall at all times provide Landlord with a key and appropriate security code for such access. Landlord will have the right to use any means Landlord may deem proper to open doors in the Demised Premises and to the Demised Premises in an emergency in order to enter the Demised Premises. No entry to the Demised Premises by Landlord by any means will be a forcible or unlawful entry into the Demised Premises or a detainer of the Demised Premises or an eviction, actual or constructive of Tenant from the Demises Premises, or any part of the Demised Premises, nor will any entry entitle Tenant to damages or abatement of rent or other charges which this Lease requires Tenant to pay.

          17.9  Liens.  Tenant agrees immediately to discharge (either by
                -----
payment or by the filing of the necessary bond, or otherwise) any mechanic's, materialmen's or other lien against the Demised Premises and/or Landlord's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant in, upon or about the Demised Premises, or lodged for any other reason against the Demised Premises. Failure to discharge any such lien within fifteen (15) days from the date that Tenant receives written notice of such lien from Landlord shall be considered a default hereunder and Landlord shall have all rights upon default as are specified herein. Tenant acknowledges that Tenant is not an agent of the Landlord and Tenant has no authority to contract for labor, services, materials, supplies or equipment for Tenant's use in the Demised Premises as agent for Landlord.

          17.10  PREJUDGMENT REMEDY.  THE PARTIES HERETO ACKNOWLEDGE THAT THIS
                 ------------------
IS A "COMMERCIAL TRANSACTION" AS THAT TERM IS DEFINED IN CONN. GEN. STAT. CHAPTER 903a, ?52-278a(a), AS AMENDED, AND THAT PURSUANT TO CONN. STAT. ?52-278f TENANT HEREBY EXPRESSLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS THAT IT MAY HAVE UNDER CONN. GEN. STAT. ?52-278a, ET SEQ., OR OTHERWISE FOR NOTICE AND HEARING WITH RESPECT TO ANY "PREJUDGMENT REMEDY", AS THAT TERM IS THEREIN DEFINED, AND THE TENANT HEREBY SPECIFICALLY CONSENTS TO THE ISSUANCE OF ANY WRIT FOR SUCH PREJUDGMENT REMEDY OR REMEDIES ON BEHALF OF SAID LANDLORD OR THE SUCCESSORS OR ASSIGNS OF SAID LANDLORD, WITH RESPECT TO ANY LAWSUIT OR CAUSE OF ACTION RELATING TO THIS LEASE AND/OR ANY CLAIMS INCIDENTAL HERETO, WITHOUT SAID LANDLORD HAVING TO FIRST OBTAIN A COURT ORDER PERMITTING SAME, AS MIGHT OTHERWISE BE REQUIRED UNDER SAID CHAPTER 903a.

          17.11  Broker.  Tenant represents and warrants to Landlord that it has
                 ------
not authorized any broker, agent or finder to act on its behalf in respect of this Lease transaction, nor has it dealt with any broker purporting to be acting on behalf of the Landlord, except for the broker listed below (if any), and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any cost, expense, claims, liability or damage resulting from a breach of the representation and warranty herein contained. Landlord represents and warrants to Tenant that there is no broker which it has authorized to act on its behalf in respect to this Lease transaction, and Landlord hereby agrees to pay any and all commissions on this Lease, and any extensions, renewals or enlargements as the same may become due to said broker or its successors or assigns, and to indemnify and hold harmless Tenant from and against any cost, expense, claims, liability or damage resulting from a breach of the representation and warranty contained herein.

          17.12  Captions and Section Numbers.  The captions, section numbers,
                 ----------------------------
and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

          17.13  No Offer.  The delivery of an unexecuted copy of this Lease
                 --------
shall not be deemed an offer. No rights are to be conferred upon any party until this Lease has been executed and delivered to each party.

          17.14  Effective Date.  This Lease shall be effective only when it is
                 --------------
signed by both the Landlord and Tenant. The Tenant's submission of a signed lease for review by the Landlord does not give the Tenant any interest, right, or option in the Demised Premises.

          17.15  Authority to Bind.  Tenant hereby certifies that it is legally
                 -----------------
constituted, in good standing and authorized to do business in Connecticut and that the person signing below has full authority to bind Tenant to all the responsibilities and liabilities herein.

          17.16  Financial Condition of Tenant.  It shall be a condition of this
                 -----------------------------
Lease that Tenant shall provide copies of their filed federal tax returns for the last three years, including all schedules, CPA prepared (review quality) annual financial statements for said years, and such further information as Landlord may reasonably request in order to assess the financial strength of Tenant and their ability to pay all amounts owing hereunder. Further, each year during the term of the Lease and any renewal term, as soon as available after the end of Tenant's fiscal year, Tenant shall supply Landlord with annual financial statements and if Tenant is in default with most recent tax return when available. It shall also be a condition of this Lease that such statements, and returns if applicable, shall evidence the financial ability of Tenant to pay all amounts due hereunder. Landlord will keep all such tax returns and financial statements strictly confidential.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, and to a duplicate of the same tenor and date this 4/th/ day of May, 1998.

Signed sealed and delivered
in the presence of:

                                                   BARTON KENT, LLC, LANDLORD
Illegible signature
-------------------------------

                                           By /s/  Russell Barton
-------------------------------               ----------------------------------
                                                       Russell Barton
                                                       Its member

                                                   CYBERIAN OUTPOST, INC.,
                                                   TENANT
Illegible signature
-------------------------------

                                           By /s/ Darryl Peck
-------------------------------               ----------------------------------
                                                       Darryl Peck
                                                       Its Pres.


STATE OF CONNECTICUT  )
                      ) ss:
COUNTY OF LITCHFIELD  )

          On this 4/th/ the day of May, 1998, before me, the undersigned officer, personally appeared, Russell Barton, who acknowledged himself to be the Member of Barton Kent LLC, a Connecticut Limited Liability Company, and that he as such member, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such member.

          IN WITNESS WHEREOF, I hereunto set my hand.



                                            /s/ Melanie Chernak
                                            ------------------------------------

                                            Commissioner of the Superior Court
                                            Notary Public
                                            My commission expires: 6/30/98


          STATE OF CONNECTICUT  )
                                ) ss:
          COUNTY OF LITCHFIELD  )

          On this 4/th/ the day of May, 1998, before me, the undersigned officer, personally appeared, Darryl Peck, who acknowledged himself to be the president of Cyberian Outpost, Inc., a corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

          IN WITNESS WHEREOF, I hereunto set my hand.

                                           /s/ Melanie Chernak
                                           -------------------------------------

                                           Commissioner of the Superior Court
                                           Notary Public
                                           My commission expires: 6/30/98

                                   Exhibit C

                       LANDLORD'S WORK AT LANDLORD'S COST

a) Landlord, at Landlord's sole cost and expense, shall construct Building "B" and related parking and landscaping as BASE BUILDING CONDITIONS, as set forth below, to be completed on or before September 30, 1998. Provided that the portion of Landlord's Work described below as LANDLORD'S CONCURRENT WORK and TENANT'S CONCURRENT WORK (collectively the "Concurrent Work") shall be performed by the Landlord / Tenant concurrently with the TENANT'S FIT UP Work (as defined in Exhibit D) in a timely manner so as not to delay the completion of both the Landlord's Base Building and the Tenant's Fit Up Work.

b) "Base Building Conditions" shall include all items necessary to construct Building "B" - watertight (Tyvek, roof, doors, and windows installed) and ready for Tenant Fit Up and Concurrent Work - as shown on THE PLANS prepared by Robert
L. Knapp Sheets S-1, A-1 through A-6, last revised 23 April 1998, attached and made a part of the Agreement, including but not limited to:

     1. All Site Work shown on S-1: Parking, asphalt drives, stripping, plantings, grass lawn, exterior lighting and switching, fencing, sidewalks, storm drainage and all utilities brought underground into Basement of Building "B".

     2.   Building envelope including:

          A.   10" thick reinforced concrete foundation walls on 1'-10" x 10".

          B. 2x6 exterior walls using douglas fir studs or spruce @ 16" o/c with 2x6 cats at mid span.

          C.   R-19 bate insulation with 3 mil vapor harder.

          D. Clear vertical grain cedar clapboard siding installed 6" to the weather and nailed with stainless steel shingle nails.

          E. 3-0 x 6-0 clad single hung windows equal to Acorn with clear insulated Low E glazing wish internal or SDL muntin bars as shown on the "Plans". Windows shall have wood extension jambs, (interior casing included in Tenant's Fit Up).

          F. "Architectural" 30 year fiberglass roofing shingle equal to Owens-Corning.

          G.   1/2" OSB sheathing for exterior walls and roof.

          H.   3/4" OSB T&G sheathing for all subfloors.

          I. All finished stair enclosures, elevator and ductwork shafts (rated) and toilet / hall walls as shown on Plans.

     3.   Building Finishes including:

          A. All required fire doors, front and other exterior french doors (similar to existing Building), Toilet Room and Janitor's Closet doors. All interior doors to be 1-3/4" thick x 6'-8" high oak veneer solid core wood equal to Weyerhaeuser in metal jambs bucks with passage sets equal to Arrow in chrome finish.

          B. Completed Toilet Rooms including ceramic tile floor and 3'-0" high wainscoting around full perimeter (tile material as supplied by the Tenant), toilet fixtures equal as shown on a quotation from Modern Plumbing (attached), toilet accessories including large roil paper holders (one per toilet fixture) paper towel dispenser (two standard size per Toilet Room), liquid soap dispenser (one per lavatory), all required handicapped accessories and metal toilet petitions (color as selected by Tenant).

          C. Exterior painting / staining (2 coats - one of which is pre-stained) of all mutes (except dad windows).

          D. Installation of Tenant's 18 x 18 stone tile in 1/st/ Floor Lobby and Elevator Lobbys (Rooms 101 and 202). Tile to be laid in a. minimum 3/4" thick bed of mortar with galvanized wire mesh nailed to floor..

          E. Finish lighting, switching and required receptacles in Toilet Rooms, Stair Towers and Mechanical Rooms.

          F. 2'x2' concealed spline suspended ceiling and acoustic pads equal to Armstrong in all Toilet Rooms and Elevator Lobbies.

          G. .2 'x2' concealed spline suspended ceiling and acoustic pads equal to Armstrong in all Toilet Rooms aid Elevator Lobbies.

     4.   Mechanical Equipment including:

          A. 800 amp, 3 phase, 4 wire, 120/208 volt underground service with meter, CT cabinet and 800 amp main distribution circuit panel including wiring and four (4) 200 amp, single phase, 120/208 volt subpanels to individual Tenant wings. Location of subpanels to be determined. All Mechanical equipment, pumps and motors to be wired to the main 800 amp panel as part of dc Landlord's Base Building cost.

          B. Complete fire alarm system including detectors, pull stations and fan shut down relays and all emergency lighting and exit signage as required by the Fire Marshall. (Except as may be required for supplemental detectors / pull stations due to office design).

          C. Hydraulic 3 stop elevator equal to Otis 2500 lb. Capacity in standard finishes as selected by the Tenant.

          D. All HVAC equipment and main trunk ducting (rectangular sheet metal), fire dampers and controls per contract from AC 2000 dated 4/15/98, attached.

          E. Water fountains (plumbed) where shown on Plans, equal to code requirements. Janitor's Closet fiberglass sink (plumbed for 3/4" hot and cold water) where shown on Plans.

          F. 80 gallon Amtrol domestic hot water storage tank connected to boiler. Provide all hot water piping insulated) to all Toilet Rooms and Janitor's Closets.

          G.   Sunup pump and all ether pumps as may be required.

          H. Exhaust venting of all Toilet Rooms. Fresh air make up louvers and dining as required by Code.

          I.   Basement ventilation per code requirements.

c) "Landlord's Concurrent Work" shall include all items provided by the Landlord, as part of the "Base Building", at Landlord's sole cost, which work items run concurrently with the Tenant's Fit Up work. Landlord's Concurrent Work items shall specifically include:

     1. 1/2" thick gypsum board on all exterior walls, toilet rooms, Elevator Lobby, Stairwells and all other exposed wall and ceiling areas as shown on the Plans. Fire code gypsum board shall be provided where required by the code. All gypsum board, except for concealed ceiling areas, shall be taped and finished with 3 coats joint compound, lightly sanded and ready fix interior painting.

     2.   Insulation of exterior walls.

     3. Placement and wiring of nine(9) thermostats equal to Honeywell programmable heat/cooling.

d) "Tenant's Concurrent Work" shall include all items provided by the Tenant, as part of the Tenant's Fit Up Work, at Tenant's sole cost, which work items run concurrently with the Landlord's Base Building Work. Tenant's Concurrent Work items shall specifically include:

     1. Electrical wiring contained in exterior or core walls as constructed by the Landlord.

     2. Special exhaust or intake louvers, if any, through the exterior envelope.

     3. Partition in Room 101, Lobby, in order to separate the Main Lobby with the Elevators.

     4.   Security System.

Any Building Permits required for Tenant's Work. Landlord hereby agrees to sign all required permits as the Owner of the Building. Tenant hereby agrees to assume responsibility for compliance with codes of Tenant's Work only.

                                   Exhibit D

                         TENANT'S WORK AT TENANT'S COST

1.  General Requirements

               (a) Tenant shall provide the construction material, hardware and equipment and the labor to construct and install the improvements to the Bldg. B described in the Plans (as that term is hereinafter described). The material, hardware and equipment as incorporated into the Demised Premises pursuant to the Plans are herein collectively referred to as the "Tenant's Work". Subject to the provisions of this Exhibit D, Tenant shall proceed diligently to cause the Tenant's Work approved by Landlord to be completed in accordance with the terms and conditions of the Lease and this Exhibit.

               (b) Tenant agrees to cause its interior space planner, (the "Interior Space Planner"), to deliver to Landlord on or before 45 days from the date this Lease is executed by both parties, plans for Bldg. B (" Space Plans"). Such Space Plans shall be initialed by both parties and attached to this Lease and made a part of this Exhibit D of said Lease.

               (c) Plans showing details of space occupancy; (ii) smoke detector locations; (iii) reflected ceiling plans; (iv) partition and door location plans; (v) electrical and telephone plans noting any special requirements; (vi) fire safety systems; (vii) detail plans; and (viii) finish plans and schedules) and also specifications for the Tenant's Work to be performed at the Demised Premises which architectural construction drawings and specifications are acceptable to Tenant and sufficient in all respects for Tenant to cause Tenant's mechanical/electrical engineer, (the "Engineer") to prepare the Mechanical/Electrical Drawings (as hereinafter defined). Such architectural drawings and specifications shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, within ten (10) days of receipt by Landlord of a complete set of such architectural construction drawings and specifications. If Landlord does not approve the same, Landlord shall advise Tenant in writing generally of the changes required in such architectural construction drawings and specifications so that they will meet with Landlord's approval. Tenant shall cause the Interior Space Planner to revise such architectural construction drawings and specifications pursuant to Landlord's comments and to deliver to Landlord, within seven (7) days after receipt by Tenant of such comments, revised architectural construction drawings and specifications noting the changes for Landlord's approval. Landlord shall continue to comment on such architectural construction drawings and specifications and Tenant shall continue to revise said architectural construction drawings and specifications within seven (7) days of receipt of comments from Landlord until such architectural construction drawings and specifications are approved by Landlord. Such architectural construction drawings and specifications when approved by Landlord are referred to herein as the " Architectural Plans" and shall be initialed by both parties and attached to this Lease and made a part of this Exhibit D of said Lease.

               (d) Tenant agrees to cause the Interior Space Planner and the Engineer to prepare mechanical and electrical drawings for the Demised Premises and deliver said drawings to Landlord within ten (10) business days after Landlord approves the Architectural Plans. Tenant and the Engineer shall cooperate fully to provide all information necessary for the timely completion of the mechanical and electrical drawings and approval thereof by Landlord. Landlord agrees to either approve or disapprove said mechanical and electrical drawings in writing within seven (7) days of receipt thereof by Landlord. If Landlord disapproves of said drawings, Landlord agrees to advise Tenant in writing generally of the required changes. Tenant shall deliver to Landlord mechanical and electrical drawings revised pursuant to Landlord's comments within ten (10) business days of receipt of Landlord's comments. This procedure shall be repeated until Landlord approves the mechanical and electrical drawings for the Demised Premises. The mechanical and electrical drawings for the Premises which are approved by Landlord shall be referred to herein as the "Mechanical/Electrical Drawings".

               (e) Tenant represents to Landlord that Tenant has reviewed its needs and the above-specified delivery dates with the Interior Space Planner and that Tenant has assured itself that the Plans can be delivered as herein above required. Tenant agrees to cooperate with the Interior Space Planner as promptly as possible and in any event in sufficient time to cause the Plans to be prepared and timely delivered as herein above required.

               (f) Neither review nor approval by Landlord of any of the Plans shall constitute a representation or warranty by Landlord that such Plans either
(i) are complete or suitable for their intended purpose or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.

               (g) All costs specified in this Exhibit D shall be paid by Tenant.

               (h) Tenant's obligation to pay Rent on the Rent Commencement Date under the Lease shall be delayed one day for each day that the completion of the Tenant's Work is delayed as a result of the fact that Landlord fails to substantially complete the Landlord's Work (other than the Concurrent Work) before 90 days from the issuance of the building permits for Landlord's Work, other than punch list items, or Landlord fails to complete the Concurrent Work on or before 120 days from the issuance of the building permits for Landlord's Work, other than punch list items ("Landlord Delays"). Notwithstanding the foregoing, however, Tenant's obligation to pay Rent under the Lease shall not be affected or deferred on account of any such delay to the extent the same results from any of the following events (collectively, "Tenant Delays"):

          (1) The failure of Tenant to furnish any of the Plans in accordance with the schedule and meeting the requirements set forth in this subsection (1) including, without limitation, the failure of Landlord and Tenant to agree upon final versions of the Plans and Drawings required under the Lease and this Exhibit D; or

          (2) Changes in the Plans requested by Tenant (notwithstanding Landlord's approval of such changes); or

          (3) The performance of any work by Tenant or any person, firm or corporation employed by Tenant; or

          (4) Any default or delay by Tenant or its agents hereunder or any Default under the Lease.


2. Cost of Tenant's Work.

               (a) Before commencement of any portion of the Tenant's Work, Tenant agrees to promptly give Landlord a list of the contractor(s), construction supervisor and subcontractors who will be doing Tenant's Work and shall update that list with Landlord as contractors, subcontractors and supervisors change or are added.

               (b) Tenant shall pay a construction coordination and overhead fee to Landlord in an amount up to $10,000 to cover Landlord's coordination, architectural review and overhead and related expenses allocable to such work (the "Coordination Fee"). The Coordination Fee is intended to be all inclusive and includes: (i) the cost of Landlord's preliminary and ongoing review of the Space Plans, the Plans and all other construction documents; (ii) coordination of the Landlord's Work among Landlord and Tenant's contractors, subcontractors, Interior Space Planner, agents, representatives and agents; (iii) the cost of temporary electricity, temporary toilets and hot and cold water to the Demised Premises during the Tenant's Work construction period; (iv) initiation and monitoring of the punchlist process; (v) cost of normal building security during Tenant's Work construction and move-in period. Except for Construction Escrow, Landlord agrees that Tenant shall not be required to pay any sums in addition to the Coordination Fee for other coordination services by Landlord unless such services are requested in writing by Tenant. Tenant shall make Coordination Fee payments as construction progresses within fifteen (15) days of Landlord providing Tenant with actual invoices for Coordination Fee work.

               (c) The Construction Escrow shall be paid as set forth in the Lease. Escrow Agent shall only be required to make payments from the Construction Escrow upon receipt of mechanics' lien waivers as provided herein, and such other documentation as Landlord and Escrow Agent may reasonably request. Escrow agent shall have no obligation to make any payment of the Construction Escrow at any time that Tenant is in Default hereunder. Such payments shall be made within fifteen (15) days of satisfactory presentation to Landlord that the Lease condition for payment has been met.

               (d) Before the Rent Commencement Date, Tenant shall provide to Landlord a preliminary cost estimate of Tenant's Work, followed by a final accounting within 3 months of Rent Commencement Date.

3. Access By Tenant; Work in Harmony.

          At its absolute discretion, Landlord shall permit Tenant and Tenant's agents, representatives, employees, suppliers, contractors, subcontractors, mechanics and workmen to enter the Demised Premises before the completion of the Landlord's Work. Tenant agrees for itself and its agents, representatives, employees, suppliers, contractors, subcontractors, workmen, mechanics, and suppliers, that all such parties shall work in harmony and not unreasonably interfere with Landlord and Landlord's agents, representatives, employees, suppliers, contractors, subcontractors, mechanics, and workmen in doing the Landlord's Work in the Demised Premises. Landlord agrees for itself and its agents, representatives, workmen, mechanics and suppliers that all such parties shall work in harmony and not unreasonably interfere with Tenant and Tenant's agents, representatives, employees, suppliers, contractors, subcontractors, mechanics, and workmen in doing the Tenant Work.

4. Construction Requirements.

          (a) Tenant agrees that the entry into the Demised Premises by Tenant and its contractors shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay Rent, and Tenant further agrees that in connection therewith Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's Work or installations made in the Demised Premises or to property placed therein before the Rent Commencement Date for Bldg. B. and thereafter, the same being at Tenant's sole risk. In addition, Tenant shall require all entities performing work on behalf of Tenant to provide protection for existing improvements to an extent that is satisfactory to Landlord and shall allow Landlord access to the Demised Premises, for inspection purposes, at all times during the period when Tenant is undertaking construction activities therein. If any entity performing work on behalf of Tenant causes any injury to any person or any damage to the Demised Premises, (including the Landlord's Work), any other property of Landlord or any other person, then Tenant agrees to indemnify, defend and hold Landlord harmless from any loss, damage or injury suffered in connection with any such damage or injury. Further, Tenant shall cause such damage to be repaired at Tenant's expense and if Tenant fails to cause such damage to be repaired promptly upon Landlord's demand therefor, Landlord may in addition to any other rights or remedies available to Landlord under this Lease or at law or equity cause such damage to be repaired, in which event Tenant shall promptly upon Landlord's demand pay to Landlord the cost of such repairs.

          If any entity or person performing work on behalf of Landlord causes any injury to any person acting on behalf of Tenant or any damage to the Tenant's Work or any other property of Tenant, then Landlord agrees to indemnify, defend and hold Tenant harmless from any loss, damage or injury suffered by Tenant in connection with any such damage or injury. Further, Landlord shall cause such damage to be repaired at Landlord's expense and if Landlord fails to cause such damage to be repaired promptly upon Tenant's demand therefor, Tenant may in addition to any other rights or remedies available to Landlord under this Lease or at law or equity cause such damage to be repaired, in which event Landlord shall promptly upon Tenant's demand pay to Tenant the cost of such repairs.

          (b) During the performance of Tenant's Work including Tenant's fixturing, Tenant shall provide trash removal service from a location designated by Landlord. Tenant shall be responsible for breaking down boxes and placing trash in containers at such designated location. Tenant shall accumulate its trash in containers supplied by Tenant and Tenant shall not permit trash to accumulate within or about the Demised Premises or in the corridors or public areas adjacent to the Demised Premises. Tenant shall cause each entity employed by it to perform work on the Demised Premises to abide by the provisions of this Exhibit as to the storage of trash and shall require each such entity to perform its work in a way that dust or dirt is contained entirely within the Demised Premises and not within any other portion of the Building and shall cause Tenant's contractors to leave the Demised Premises in broom clean condition at the end of each day. Should Landlord deem it necessary to remove Tenant's trash because of accumulation, Tenant shall pay to Landlord an additional reasonable charge for such removal on a time and material basis. The cost to Tenant for Landlord removing such trash will be based on reasonable and competitive cost which Tenant could have secured independently had Landlord not provided such service.

          (c) Tenant agrees that all services and work performed on the Demised Premises by, on behalf of, or for the account of Tenant, including installation of telephones, carpeting, materials and personal property delivered to the Demised Premises shall be done in a first-class workmanlike manner using only good grades of material.

          (d) Tenant and Landlord each agree to protect, indemnify, defend and hold the other and its agents, partners, contractors, and employees harmless from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including reasonable attorneys' fees, of whatever nature including those to the person and property of the other, its employees, agents, invitees, licensees and others arising out of or in connection with the activities of the other or its contractors in or about the Demised Premises or Bldg. B, and the cost of any repairs to the Demised Premises or the Bldg. B necessitated by activities of the other or its contractors.

          (e) Tenant shall secure, pay for, and maintain during the continuance of its work within the Demised Premises, policies of insurance with such coverages and such amounts as Landlord may reasonably require, which policies shall be endorsed to include Landlord and its contractor and their respective employees and agents and Landlord's mortgagees as additional insured parties and which shall provide thirty (30) days' prior written notice of any alteration or termination of coverage, in such amounts and insuring such risks as Landlord may require. Tenant shall not permit Tenant's contractors to commence any work until all required insurance has been obtained by Tenant and certificates evidencing such coverage have been delivered to Landlord.

          (f) Tenant's agents, subcontractors and vendors shall be required to conform with the "Contractor & Vendor Guidelines" to be agreed upon by Landlord and Tenant.


5. Miscellaneous.

               (a) Except as expressly set forth herein, Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Construction of Bldg. B. Any other construction work in Bldg. B which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease and Exhibit D.

               (b) Other than Bldg. B, this Exhibit shall not be deemed applicable to any other additional space added to the Demised Premises at any time or from time to time.

               (c) The failure by Tenant to pay any monies due Landlord pursuant to this Exhibit within the time period herein stated shall be deemed a Default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest and shall be subject to a late charge pursuant to the Lease.

               (d) This Exhibit is being executed in conjunction with the Lease and is subject to each and every term and condition thereof, including, without limitation, the limitations of Landlord's liability set forth therein.

               (e) Tenant shall be solely responsible to determine at the site all dimensions of the Demised Premises and the Building which affect any work to be performed by or for Tenant hereunder. This provision shall not control the rent calculation.

6. Tenant's Work. "Tenant's Work" or "Tenant's Fit Up Work" shall include all interior work required by the Tenant for Tenant's use which is NOT part of Landlord's Base Building or Landlord's Concurrent Work as defined by Exhibit C including the items on attached Schedule D-6.

                                   EXHIBIT  E

                             RULES AND REGULATIONS

          Tenant agrees as follows:

          1. All loading and unloading of goods shall be done through the rear entrance, if any, at such times designated for such purposes by Landlord.

          2. The delivery or shipping of inventory, merchandise, supplies and fixtures to and from the Demised Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Demised Premises.

          3. No aerial or antennae shall be erected without, in each instance, the written consent of Landlord. Any of said items so installed without such written consent shall be subject to removal without notice at any time.

          4. No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard outside of the Demised Premises without prior written consent of Landlord.

          5. No amusement machine (including, but not limited to arcade games, video games, jute boxes and pin ball machines) shall be installed without first obtaining in each instance Landlord's consent in writing.

          6. Tenant shall cooperate in keeping the Demised Premises and any adjacent sidewalks and driveways used by the Demised Premises clean and free from snow, ice, dirt and rubbish and Tenant shall not place or permit any obstructions in such areas.

          7. Plumbing facilities located within the Demised Premises shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

          8. Tenant shall use at Tenant's cost a pest extermination contractor at such intervals as Landlord may reasonably require

          9. Tenant shall not burn any trash or garbage of any kind in or about the Demised Premises.

          10. Tenant shall not place a load on any floor in the Demised Premises which exceeds the load which it was designed to carry, or which may result in improper weight distribution on such floors.

          12. Tenant shall not install, operate, or maintain in the Demised Premises any electrical equipment which does not bear the Underwriters Laboratories seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper effective and safe operation as determined by Landlord.

          13. To the extent required by Landlord, or any environmental or other law, rule, regulation, guideline, or order, Tenant shall provide sound barriers for all mechanical systems serving the Demised Premises.

          14. Tenant shall not store, display, sell or distribute any dangerous materials, flammable materials, explosives, or weapons in the Demised Premises, or conduct any unsafe activities therein.

          15. Tenant shall not use the parking lot, driveways for the operation of any business activity.

          16. Tenant shall not dispose of any oil or other waste products from trucks or automobiles into the plumbing or sewer or water system serving the Demised Premises but shall dispose of such products in a manner approved by Landlord in writing.

          17. Tenant shall keep floors of the Demised Premises clean and free from solvents and debris at all times.

                                   EXHIBIT F

                               Guaranty of Lease


          THIS GUARANTY, made this      day of April, 1998, by Cyberian
Management Solutions, Inc. (hereinafter called "Guarantor"), in favor of Barton Kent LLC, a Connecticut Limited Liability Company (hereinafter called "Landlord"),

                               W I T N E S E T H:

          WHEREAS, Landlord has entered into a Lease Agreement (the "Lease") of even date with this Guaranty with Cyberian Outpost, Inc. ("Tenant"), which Lease demises certain Leased Premises in Kent, Connecticut located in the County of Litchfield, State of Connecticut ("Demised Premises");

          WHEREAS, Guarantor has a financial interest in Tenant, and Landlord would not have entered into the Lease in the absence of the execution and delivery of this Guaranty; and

          WHEREAS, Guarantor has examined the Lease and is fully cognizant of the covenants, conditions, and agreements contained in it, and its obligations under this Guaranty with respect to the Lease.

          NOW, THEREFORE, in consideration of the premises and the sum of One and No/100 Dollar ($1.00) paid by Landlord to Guarantor, the receipt of which is hereby acknowledged, Guarantor agrees as follows:

          1. Guarantor hereby unconditionally Guarantees to Landlord the full and prompt performance and observance of all covenants, conditions, and agreements provided in the Lease to be performed and observed by Tenant, its successors and assigns, including but not by way of limitation, if any, to fixture and ready the Demised Premises for Tenant's occupancy at the time and in the manner specified for that performance and observance.

          2. Guarantor agrees that its obligations under this Guaranty shall not be terminated, reduced, or affected in any way by reason of the assertion by Landlord against Tenant of any right or remedy for the enforcement of the obligations of Tenant under the Lease, or by reason of the waiver by Landlord of, or its failure to enforce, any of the terms, covenants, or conditions of the Lease, or the granting of any indulgence or extension of time to Tenant; and Guarantor waives notice of any of the foregoing and of default by Tenant in payment of rent and any other sum of money required to be paid under the Lease and breach by Tenant of any covenant, condition, or agreement contained in the Lease. Guarantor further agrees that its obligations hereunder shall apply with full force and effect to any amendment, renewal, or extension of the Lease, even though made without notice thereof to Guarantor. Guarantor hereby consents to any sublease of the Demised Premises covered by the Lease which may be made or proposed by Tenant.

          3. Guarantor agrees that its liability under this Guaranty shall be primary and that with respect to any right of action which shall accrue to Landlord under the Lease, Landlord may at its option proceed against Guarantor without having commenced any action or having obtained any judgment against Tenant. Guarantor waives any and all defenses available to it in connection with the enforcement of the Guaranty, including, but not limited to, the right to require pursuit of any remedies against Tenant or any other person or to require that security held by Landlord be foreclosed or that resort be had to any other security or to any balance of any account or credit, before pursuit against Guarantor under this Guaranty.

          5. This Guaranty shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of Landlord, its successors and assigns.

          IN WITNESS WHEREOF, the undersigned Guarantor, Darryl Peck, has caused this Guaranty to be executed in its name and on its behalf by its duly authorized officer, and its seal to be affixed to this Guaranty and attested on the day and year first set forth above.

In witness hereof:
                                       CYBERIAN MANAGEMENT SOLUTIONS, INC.


                                              /s/ Darryl Peck
                                              ----------------------------
                                              By: Darryl Peck
                                              Its: President


STATE OF CONNECTICUT  )
                      ) ss:
COUNTY OF LITCHFIELD  )

          On this 4/th/ the day of May, 1998, before me, the undersigned officer, personally appeared, Darryl Peck, who acknowledged himself to be the president of Cyberian Management Solutions, Inc., a corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

          IN WITNESS WHEREOF, I hereunto set my hand.



                              /s/ Melanie Chernak
                             --------------------
                             Commissioner of the Superior Court
                             Notary Public
                             My commission expires:

                                   EXHIBIT G
                CONDITIONS OF ACCEPTANCE OF CONSTRUCTION ESCROW

          In consideration of the acceptance of $100,000 Construction Escrow by Secor, Cassidy & McPartland, P.C. of Waterbury, Connecticut as Escrow Agent ("Escrow Agent"), all of the undersigned parties agree that the Construction Escrow is held under the terms of the Lease and is subject to the following conditions:

          1. Escrow Agent shall be liable only for funds and instruments actually deposited with it and received by it for the Construction Escrow. Escrow Agent shall have a lien on all funds and instruments deposited with it to secure payment of fees and costs incurred arising out of any dispute regarding the escrow transaction.

          2. Escrow Agent may deposit any funds received by it under the terms of the escrow instructions in Escrow Agent's escrow account in any financial institution selected by Escrow Agent. Escrow Agent will forward all interest derived from such investments to Tenant. Escrow Agent shall not be liable for the payment of any funds in the event of the insolvency or suspension of payments by any depository selected by it. All disbursements shall be made by the issuance of checks on Escrow Agent's escrow account.

          3. If a dispute arises between Landlord and Tenant as to the release of any funds from escrow and Escrow Agent receives written notice of same, Escrow Agent may refuse to disburse funds or deliver any instruments unless Escrow Agent receives a written agreement, signed by all parties, authorizing such disbursement or delivery, or unless such disbursement or delivery is ordered by a court.

          4. All parties to the transaction jointly and severally promise to save Escrow Agent harmless from all damages or losses resulting from the termination of escrow and agree to indemnify Escrow Agent from any and all amounts Escrow Agent may be required to pay on account of such termination, including, but not limited to costs, expenses and reasonable attorneys' fees.

          5. Escrow Agent assumes no responsibility for, and shall not be liable for any loss or damage resulting from, the following:

               a.  The identify of parties or the sufficiency of any agency.

               b. The validity, collectibility, genuineness of signature and negotiability of any check or negotiable instrument deposited in Construction Escrow;

               c. Delay of escrow payment due to fires, forces of nature, governmental acts, strikes, or any other cause beyond Escrow Agent's control;

               d.  Any good faith act or forbearance by Escrow Agent;

          6. The parties understand that this document represents a binding and enforceable agreement, and they have carefully read and examined it before signing.

          7. Upon completion of each condition precedent to partial releases of the Construction Escrow as set forth in the Lease, funds will be release as required under Construction Escrow provisions of Lease;

          8. If Escrow Agent releases said monies under the terms of said Lease, this escrow agreement shall terminate and Escrow Agent shall have no further liability hereunder;

          9. As consideration for Escrow Agent agreeing to act in such capacity, the parties hereby agree that Escrow Agent shall not be liable for any of its acts or omissions done in good faith, nor shall Escrow Agent be liable for any claims, demands, costs, or damages made or suffered by any party hereto, excepting such as may arise through or be caused by the Escrow Agent's willful or gross negligence; further, any party hereto bringing an action to which Escrow Agent is joined shall reimburse Escrow Agent for any expense, including attorneys' fees, incurred by Escrow Agent as a result of this agreement.

          10. This escrow agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

          11. All amendments to this escrow agreement shall be made in writing and signed by all parties hereto or their duly authorized representatives and shall be effective upon written acceptance by the Escrow Agent.

          12. The parties agree that notwithstanding this escrow agreement, Escrow Agent may continue to represent Landlord with respect to the Lease transaction other matters. thereto.

          13. Escrow Agent may at any time relieve himself of further responsibility for the Construction Escrow by paying such funds as may be held thereunder into any Connecticut Court that would have jurisdiction over a dispute between the parties arising out of said escrow, upon contemporaneous notice to both parties. Providing, Escrow Agent shall not be required to take such action and such action shall be at Escrow Agent's sole discretion.

BARTON KENT, LLC, LANDLORD             CYBERIAN OUTPOST, INC.

 /s/ Russell Barton
----------------------------------
Russell Barton, its member

 /s/ Dale Barton                       By  /s/ Darryl Peck
 ---------------------------------       --------------------------------------
Dale Barton, its member                Its Duly Authorized